                                                                    Exhibit 10.9


     LOAN AND SECURITY AGREEMENT (this "Agreement"), dated November 8, 1996, by and among Diamond Technology Partners Incorporated, a Delaware corporation ("Diamond Technology Partners"), and Diamond Partners Incorporated, an Illinois corporation ('Diamond Partners") and a wholly owned subsidiary of Diamond Technology Partners Incorporated (collectively, the "Borrower"), and Safeguard Scientifics (Delaware), Inc. ("Lender"), a Delaware corporation.

                                  BACKGROUND

     The Borrower presently has a senior bank credit in the amount of $3,425,000 (consisting of a $3,000,000 revolving line of credit, a $175,000 term loan and a $250,000 term loan) (the "Senior Credit") pursuant to Secured Credit Agreement, dated November 30, 1995 between the American National Bank and Trust Company of Chicago (the "Bank") and Diamond Technology Partners (as amended to date, the "Credit Agreement"), a Term Note, Second Term Note, Revolving Note, Security Agreement, and Trademark Collateral Assignment and Security Agreement (all as defined in the Credit Agreement), the Modification Agreement dated May 31, 1996 between the Bank and Diamond Technology Partners and Diamond Partners, the Second Modification Agreement dated November 8, 1996, between the Bank and Diamond Technology Partners and Diamond Partners (the "Second Modification Agreement"), the Security Agreement and the Guaranty (all as defined in the Second Modification Agreement), and wishes to obtain a loan from Lender pursuant to this Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:


                                   ARTICLE I
                                   THE LOAN

     1.1.  The Loan. Subject to the terms and conditions hereinafter provided,
           --------
Lender shall make the following loans and/or lines of credit (whether one or more, collectively, the "Loan") available to Borrower, for the purposes indicated below :

     The loan shall be for an aggregate amount of Two Million Dollars ($2,000,000) and shall be used only for working capital purposes, which shall not include the repayment of any existing indebtedness. The Loan shall be advanced at one time upon request of the Borrower. The request shall be made pursuant to a notice from the Borrower to the Lender which certifies the Loan is to be used for working capital purposes of Diamond Partners, which it is understood includes the purchase of assets for Diamond Partners, that the representations and warranties hereunder remain true and correct in all material respects, and that there is no event of default or event which with the passage of time or giving of notice or both would cause an event of default hereunder or a default under the documents in respect of the Senior Credit.

     1.2.  The Subordinated Note; Repayment. The Loan shall be evidenced by a
           --------------------------------
subordinated promissory note from Borrower to Lender (the "Subordinated Note"), which shall be substantially in the form attached hereto as Exhibit 1.2 . The
                                                            -----------
Loan shall be repaid with interest as provided in the Subordinated Note.


                                  ARTICLE II
                                  COLLATERAL

    2.1.   Collateral. Borrower hereby pledges, assigns and grants to Lender, as
           ----------
security for the performance of this Agreement and any other agreements executed in connection herewith, and the repayment of the Loan and the Subordinated Note and for all other indebtedness, liabilities and obligations of Borrower (primary, secondary, direct, contingent, related, unrelated, sole, joint or several) due or to become due to Lender or which may be contracted for or acquired hereafter (collectively, the "Obligations"), a security interest under the Uniform Commercial Code in all Accounts, Inventory, General Intangibles, Chattel Paper, Instruments, Documents and Equipment (whether or not constituting fixtures) and any other security of the Senior Credit now owned or hereafter acquired by Borrower, together with all cash and non-cash proceeds (including without limitation, insurance proceeds), products, distributions, additions, accessions, substitutions, exchanges and replacements thereof, (collectively, the "Collateral").

     2.2.  Further Assurances. Borrower shall from time to time promptly take
           ------------------
all actions (and execute, deliver and record all instruments and documents) necessary or reasonably appropriate or requested by Lender, to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, subject to the Subordination Agreement (the "Subordination Agreement") dated as of November 8, 1996 between Lender and the Bank.

     2.3.  Attorney-In-Fact. Borrower hereby irrevocably appoints Lender as its
           ----------------
attorney-in-fact, in the name of Borrower or otherwise, from time to time in Lender's discretion and at Borrower's expense, to take any action and to execute, deliver and record any instruments or documents which Lender may deem necessary or advisable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral including, without limitation, financing or continuation statements under the Uniform Commercial Code, and amendments thereto. Lender shall not, in its capacity as such attorney-in-fact, be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for gross negligence or willful misconduct.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are satisfied in full:

     3.1.  Existence and Power. Borrower is a corporation duly organized,
           -------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. Borrower has the full power and authority to execute, deliver and perform this Agreement, the Subordinated Note, and all other agreements, instruments, and documents evidencing or securing the Loan (collectively as "Loan Documents").

     3.2.  Authorization and Enforceability. Borrower has been duly authorized
           --------------------------------
to execute, deliver and perform the Loan Documents by all appropriate action of its Board of Directors if Borrower is a corporation, all of its general partners if Borrower is a partnership or otherwise as may be required by law, charter or other organizational documents or agreements. Each of the Loan Documents, when executed and delivered by Borrower, will constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its respective terms.

     3.3.  No Defaults or Violations. There does not exist any Event of Default
           -------------------------
(as that term is defined in Section 5.1) under this Agreement or any default or
                            -----------
violation by Borrower of or under any of the terms, conditions or obligations of: (a) its articles or certificate of incorporation, regulations or bylaws if Borrower is a corporation, its partnership agreement if Borrower is a partnership or its other organizational documents as applicable; (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound, including the documents in respect of the Senior Credit; or (c) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon Borrower by any law, or by the action of any court or other governmental authority or agency; and the execution, delivery and performance of the Loan Documents will not result in any such default or violation, nor are any approvals, authorizations, licenses, waivers or consents, governmental (foreign, federal, state or local) or non-governmental, under the terms of contracts or otherwise, required to be obtained by Borrower by reason of or in connection with its execution, delivery and performance of any of the Loan Documents.

     3.4.  Financial Statements. Borrower has delivered or caused to be
           --------------------
delivered to Lender its most recent balance sheet, income statement and statement of cash flows as of September 30, 1996 (the "Financial Statements"). The Financial Statements are true, accurate and complete in all material respects and fairly present the financial condition, cash flow and the results of Borrower's operations as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles in effect from time to time ("GAAP"), consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and excluding disclosures normally required by GAPP. Borrower does not have any liabilities or obligations of any nature (whether or not of the nature required to be reflected in a balance sheet prepared in accordance with
GAAP) that are not reflected on the Financial Statements (including, without limitation, any liabilities relating to environmental, occupational and health matters or ERISA) except for current liabilities (within the meaning of

GAAP) which have been incurred since the date thereof in the ordinary course of business and consistent in nature and amount with Borrower's operating history.

     3.5.  No Material Adverse Change. Since the date of its most recent
           --------------------------
Financial Statements, Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, financial condition or results of operation.

     3.6.  Title to Assets; Existing Liens. Borrower has good and marketable
           -------------------------------
title to its assets, free and clear of all liens and encumbrances, except for
(a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted in its most recent Financial Statements, (c) assets disposed of by Borrower since the date of its most recent Financial Statements in the ordinary course of business, consistent with past practice, and (d) the liens and encumbrances described on Schedule 3.6.
                                                          ------------

     3.7.  Litigation. Except as set forth in Schedule 3.7, there are no
           ----------
actions, suits, proceedings or governmental investigations pending or, to the knowledge of Borrower, threatened, against Borrower or any of its properties which could result in a material adverse change in Borrower's business, assets, operations, financial condition or results of operations and there is no basis known to Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change.

     3.8.  Tax Returns. Borrower has filed all returns and reports that are
           -----------
required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or any of its properties or that it is required to withhold and pay over including, without limitation, unemployment, social security and similar taxes, and all of such taxes have been paid or adequate reserves therefor have been set aside or other provisions therefor have been made.

     3.9.  Intellectual Property. Borrower owns or is licensed to use all
           ---------------------
patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to Borrower's condition (financial or otherwise), business or operations.

     3.10. Solvency. As of the date hereof and after giving effect to the
           --------
transactions contemplated by the Loan Documents, (a) the aggregate value of Borrower's assets exceeds its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities), (b) Borrower has sufficient cash flow to enable it to pay its debts as they mature, and (c) Borrower does not have unreasonably small capital for the business in which it is engaged.

     3.11. Disclosure.  None of the Loan Documents contain any untrue statement
           ----------
of material fact or omit to state a material fact necessary in order to make the statements contained in the Loan Documents not misleading. There is no fact known to Borrower which materially and adversely affects or, so far as Borrower can now foresee, might materially and adversely affect Borrower's business, assets, operations, financial condition or results of operation and which has not otherwise been fully set forth in this Agreement or otherwise disclosed in writing to Lender.

     3.12. Places of Business. The locations of Borrower's chief executive
           ------------------
office and other places of business are shown on Schedule 3.12. Borrower
                                                 -------------
covenants not to establish any new, or discontinue any existing, place of business without giving Lender at least 30 days' prior notice.

     3.13. Capital Structure. Schedule 3.13 sets forth the authorized capital
           -----------------  -------------
stock of Borrower, the issued and outstanding shares of such stock, and the owners thereof. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 3.13.
                                                -------------

     3.14. Subsidiaries, Affiliates, and Other Investments. Except as shown on
           -----------------------------------------------
Schedule 3.14, Borrower has no subsidiaries or affiliates (other than its own
-------------
shareholders); nor does Borrower have any investment in any other person or entity.

     3.15  Bank Consent. The Bank has consented to this Loan, a copy of such
           ------------
consent has been delivered to Lender, and the liens in respect of the Collateral constitute Permitted Liens (as defined in the Credit Agreement).

     3.16  Bank Documents. Accurate copies of all of the documents in respect of
           --------------
the Senior Credit have been delivered to Lender.


                                  ARTICLE IV
                                   COVENANTS

     4.1.  Affirmative Covenants. Borrower agrees that from the date of
           ---------------------
execution of this Agreement until the Obligations are satisfied in full, Borrower shall (and shall cause each of its majority-owned subsidiaries, if any, to):

           4.1.1.  Payments of Taxes and Other Charges.  Pay and discharge when
                   -----------------------------------
due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon Borrower, its income, profits, properties or business, except those which currently are being contested in good faith by appropriate proceedings and for which Borrower shall have set aside adequate reserves or made other adequate provisions acceptable to Lender in its sole discretion.

           4.1.2.  Maintenance of Existence, Operation and Assets; Inspection.
                   ----------------------------------------------------------
Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; conduct business and enter into transactions only in the ordinary course, consistent with past practice; keep its properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and permit representatives of Lender to inspect Borrower's properties and its books and records and to make extracts therefrom at all reasonable times during normal business hours.

           4.1.3.  Insurance. Keep its assets insured with responsible insurance
                   ---------
companies against those risks and in such amounts as are commonly insured against by companies in similar businesses and owning similar assets. At Lender's request, Borrower shall have Lender named as loss payee on all hazard insurance policies covering the Collateral and shall have Lender named as an additional insured on liability policies, subject to the Subordination Agreement. Borrower shall deliver to Lender such certificates, endorsements, and other evidence of such insurance as Lender may reasonably request.

           4.1.4.  Compliance with Laws.  Comply with all laws applicable to
                   --------------------
Borrower and to the operation of its business (including, without limitation, any statute, rule or regulation relating to employment practices and employee benefits and to environmental, occupational and health standards and controls).

           4.1.5.  Financial Reports. Deliver promptly such financial statements
                   -----------------
and reports as Lender may reasonably request including, without limitation, annual financial statements audited or reviewed by independent certified public accountants and interim financial statements prepared by Borrower's management. All such financial data shall be true, accurate and complete in all material respects and shall be prepared in accordance with GAAP consistently applied, subject, in the case of interim statements, to normal year-end adjustments and excluding disclosures normally required by GAAP.

           4.1.6.  Additional Reports.  Provide prompt notice to Lender of the
                   ------------------
occurrence of any of the following (together with a description of the action which Borrower proposes to take with respect thereto): (a) any Event of Default or potential Event of Default hereunder or under any of the agreements in respect of the Senior Credit, (b) any litigation filed by or against Borrower,
(c) any event which might result in a material adverse change in Borrower's business, assets, operations, financial condition or results of operation; and provide to Lender any other reports reasonably requested thereby.

           4.1.7.  Use of Proceeds. Use of the proceeds of the Loan only for the
                   ---------------
purposes specified in Section 1.1 above.

     4.2.  Negative Covenants. Borrower covenants and agrees that from the date
           ------------------
of execution of this Agreement until the Obligations are satisfied in full, Borrower shall not (and shall cause each of its majority-owned subsidiaries, if any, not to), without Lender's prior written consent:

           4.2.1.  Indebtedness.  Except as permitted pursuant to Section 6.6 of
                   ------------
the Credit Agreement as now in effect, maintain, create or incur any indebtedness for borrowed money (including, without limitation, the deferred purchase price of goods and services) other than (a) the Loan and any subsequent indebtedness to Lender, and (b) existing or proposed indebtedness disclosed on the Borrower's most recent Financial Statements or on Schedule 4.2.1.
                                                      --------------

           4.2.2.  Liens and Encumbrances.  Except for liens in favor of Lender
                   ----------------------
and for the liens and encumbrances described on Schedule 3.6, create, assume or
                                                ------------
permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired by Borrower.

           4.2.3.  Guarantees.  Except as permitted pursuant to Section 6.8 of
                   ----------
the Credit Agreement as now in effect, guarantee, endorse or become contingently liable for the obligations of any person or entity, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection and as permitted under the existing terms of the Credit Agreement.

           4.2.4.  Merger; Disposition of Assets.  Merge or consolidate with or
                   -----------------------------
into any person or entity or lease, sell, transfer or otherwise dispose of any material assets, whether now owned or hereafter acquired, other than in the normal course of business and consistent with past practices.

           4.2.5.  Change in Business, Management or Ownership.  Make or permit
                   -------------------------------------------
any material change in the nature of Borrower's business as carried on as of the date hereof.

           4.2.6.  Dividends and Other Distributions.  Except as permitted
                   ---------------------------------
pursuant to Section 6.7 of the Credit Agreement as now in effect, declare or pay any dividends on or make any distribution with respect to any class of its capital stock or equity or ownership interest, or repurchase, redeem, retire or otherwise acquire any of its capital stock or equity.

           4.2.7.  Investments.  Purchase or hold beneficially any stock, other
                   -----------
securities or evidence of indebtedness or make any loans or advances to, or make any investment or acquire any interests in, any other person or entity except as permitted under the existing terms of the Credit Agreement.

           4.2.8.  Modification of the Senior Credit.  Without the written
                   ---------------------------------
consent of lender, Borrowers will not amend or modify any of the agreements, including the Credit Agreement and the Second Modification Agreement, executed in connection with the Senior Credit or referred to in the Subordination Agreement (as hereinafter defined); provided, if any of such agreements referred to in the Subordination Agreement in respect of the Lease Indebtedness and the Stockholder Indebtedness (each as defined in the Subordination Agreement) have not been executed as of the date hereof this restriction shall apply upon such execution and, in any event, all such agreements shall be reasonably acceptable to Lender.

     4.3.  Compliance with Terms of Stock Purchase Agreement
           -------------------------------------------------


           4.3.1.  Covenants.  Borrower shall also comply with the covenants set
                   ---------
forth in a certain Stock Purchase Agreement dated as of March 22, 1994, as amended, among Diamond Technology Partners, Safeguard Scientifics, Inc. and certain other persons and investors specified therein.

                                   ARTICLE V
                                    DEFAULT

     5.1.  Events of Default. The occurrence of an event of default as defined
           -----------------
in the Subordinated Note or any of the other Loan Documents shall constitute an "Event of Default" hereunder.

     5.2.  Remedies on Default:  Rights in Collateral. Upon any Event of
           ------------------------------------------
Default, Lender may, in addition to its other rights at law, in equity, or under any other agreement, exercise with respect to the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in Delaware.


                                  ARTICLE VI
                              DISPUTE RESOLUTION

     6.1.  Resolution of Disputes.
           ----------------------

           6.1.1.  Good-Faith Negotiations.  If any dispute arises under this
                   -----------------------
Agreement or any of the other Loan Documents that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party. If the parties are unable to resolve the dispute between them through these face-to-face negotiations, within 20 business days (or such period as the parties shall otherwise agree) following the date of notification (the "Notice Date") by one party to the other(s) of the existence of such dispute, then any such disputes shall be resolved in the following manner.

           6.1.2.  Mediation. The parties shall endeavor to resolve any dispute
                   ---------
arising out of or relating to this Agreement by mediation under the CPR Mediation Procedures for Business Disputes. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Neutrals and shall notify CPR to initiate the selection process.

           6.1.3.  Resolution of Disputes.
                   ----------------------

                   (a) Any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds $1,000,000 ("Summary Proceeding"), arising out of or relating to this Agreement, or any of the other Loan Documents or the breach, termination or validity thereof which has not been resolved by mediation as provided herein within 90 days of the Notice Date, shall be litigated exclusively in the Superior Court of the State of Delaware (the "Delaware Superior Court") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "Summary Proceeding Rules"). Each of the parties hereto hereby irrevocably and unconditionally (A) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (B) agrees not to commence any Summary Proceeding except in the Delaware Superior Court, (C) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (D) waives, and agrees not to plead or to make any claim that any Summary Proceeding brought in the Delaware Superior Court has been brought in an improper or otherwise inconvenient forum, (E) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, (F) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute, and (G) understands and agrees that it shall not seek a jury trial or punitive damages in any Summary Proceeding based upon or arising out of or otherwise related to this Agreement or any of the other Loan Documents or the breach, termination or validity thereof, and waives any and all rights to any such jury trial or to seek punitive damages.

                   (b) In the event any action, suit or proceeding where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed $1,000,000 (a "Proceeding"), arising out of or relating to this Agreement or any of the other Loan Documents or the breach, termination or validity thereof, is brought, the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.

                   (c) If a Summary Proceeding is not available to resolve any dispute hereunder, the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware including law in respect of any statute of limitations. The arbitration shall be conducted at the Association's regional office located closest to Lender's principal place of business by a single arbitrator. The arbitrator is not empowered to award damages in excess of compensating damages and each party hereby irrevocably waives any right to recover such damages with respect to any such dispute. Judgment upon the arbitrator's aware may be entered and enforced in any court of competent jurisdiction.

     6.2. Equitable Remedies.  Neither party shall be precluded hereby from
          ------------------
securing equitable remedies in courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interests, but such shall not be sought as a means to avoid or stay any of the provisions of this Article VI.
                                   ----------

     6.3. Performance Pending Resolution.  Each party shall be required to
          ------------------------------
continue to perform its respective obligations under the Loan Documents pending final resolution of any Dispute, unless to do so would be impossible or impracticable under the circumstances.


                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1.  Expenses.  Borrower shall pay to Lender, upon execution of this
           --------
Agreement, and otherwise on demand, all costs and expenses incurred by Lender in connection with (a) the preparation, negotiation and closing of this Agreement and any related documents, and any modifications hereto or thereto, and (b) instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the Collateral, whether through judicial proceedings, arbitration or otherwise, or in defending or prosecuting any actions, arbitrations or proceedings arising out of or relating to the Loan Documents including, without limitation, reasonable fees and expenses of counsel (which may include costs of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

     7.2.  Amendments, Indulgences, Etc.  No amendment or waiver of any
           ----------------------------
provision of this Agreement nor consent to any departure by Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Lender in the exercise of any right, power, or remedy under this Agreement or any of the other Loan Documents shall under any circumstances constitute or be deemed to be a waiver thereof, or prevent the exercise thereof in that or any other instance.

     7.3.  Notices.  All notices given hereunder shall be in writing and deemed
           -------
validly given (a) three (3) business days after sent, postage prepaid, by certified mail, return receipt requested, (b) one (1) business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (c) when confirmation of transmission by facsimile during normal business hours is received, or (d) when delivered by hand, upon delivery, in each case to the intended recipient at its address shown below or to such other address, or in care of such other person, as either party shall hereafter specify to the other from time to time by due notice:

           If to Borrower:
                             Diamond Technology Partners Incorporated
                             875 North Michigan, Suite 3000
                             Chicago, IL  60611
                             Attn:  CFO
                             Fax No.:  312/255-6000

           cc:               Mark L. Gordon, Esq.
                             Gordon & Glickson
                             444 N. Michigan Avenue, Suite 3600
                             Chicago, IL  60611

           If to Lender:
                             Safeguard Scientifics (Delaware), Inc.
                             800 The Safeguard Building
                             435 Devon Park Drive
                             Wayne, PA  19803
                             Attn:  Senior Vice President, Finance
                             Fax No.:  610/293-0601

     7.4.  Interpretation.  Except as otherwise indicated, all agreements
           --------------
defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the legality, validity or enforceability of the remainder hereof. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     7.5.  Entire Agreement. This Agreement, and all agreements and instruments
           ----------------
to be delivered by the parties pursuant hereto or in connection herewith, represent the entire understanding of the parties with respect to the subject matter hereof, and supersede all other prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     7.6.  Governing Law.  This Agreement shall be binding upon and shall inure
           -------------
to the benefit of the parties hereto and their respective successors and assigns, and construed and interpreted according to the laws of the State of Delaware.

     7.7.  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which taken together shall constitute one and the same instrument.

     7.8.  Joint and Several Obligations.  The obligations and liabilities of
           -----------------------------
the Borrower hereunder and under any of the other documents excluding the warrants for 319,150 shares issued in connection therewith, executed in connection herewith are joint and several obligations and liabilities, including those in respect of the representations, warranties, and covenants hereof; provided, however, that the warrants for 319,150 shares of stock of Diamond Technology Partners are only for shares thereof and not for shares of Diamond Partners.

     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the day and year first above written.


                                       Diamond Technology Partners Incorporated

                                       By:______________________________
                                       Title:_____________________________


                                       Safeguard Scientifics (Delaware), Inc.

                                       By:______________________________
                                       Title:_____________________________

                                       Diamond Partners Incorporated


                                       By: ______________________________
                                       Title: _____________________________

                            SCHEDULES AND EXHIBITS
                            ----------------------


Exhibit 1.2        Subordinated Note
Schedule 3.6       Liens and Encumbrances
Schedule 3.7       Litigation
Schedule 3.12      Places of Business
Schedule 3.13      Authorized Capital Stock of Borrower
Schedule 3.14             Subsidiaries and Affiliates; Other Investments
Schedule 4.2.1     Existing Indebtedness for Borrowed Money

                                  EXHIBIT 1.2
                               SUBORDINATED NOTE

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENTDATED AS OF NOVEMBER 8, 1996 (AS AMENDED, RESTATED, SUPPELEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME) BY AND BETWEEN SAFEGUARD SCIENTIFICS (DELAWARE), INC. AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO

                                                           Chicago, Illinois
$2,000,000                                                 November 8, 1996


     FOR VALUE RECEIVED, Diamond Technology Partners Incorporated ("DTP or "Parent"), a Delaware corporation, and Diamond Partners Incorporated, an Illinois corporation and wholly-owned subsidiary of DTP ("Subsidiary") (collectively, "Borrower"), each having an office at 875 North Michigan, Suite 3000, Chicago, IL 60611, do hereby jointly and severally unconditionally promise to pay to the order of Safeguard Scientifics (Delaware), Inc., a Delaware corporation ("Lender"), at Lender's office located at 435 Devon Park Drive, Wayne, Pennsylvania 19087 or at such other place as Lender may from time to time designate in writing, in lawful money of the United States, the principal sum of TWO MILLION DOLLARS ($2,000,000) (the "Loan"), with interest, all as provided below.

     1.    Rate of Interest.  Interest on the principal amount outstanding
           ----------------
under this Note shall accrue at an annual rate equal to 6%. Such interest rate shall be increased by 1% on each anniversary of the date of the Subordinated Note so that in the fifth year the rate shall be 10% per annum and such rate shall thereafter remain at 10% per annum. Interest payable hereunder shall be calculated for actual days elapsed on the basis of a 360-day year.

     Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

     2.    Maturity Date.  The "Maturity Date" shall mean November 1, 2001,
           -------------
or such later date as may be designated by Lender in writing.

     3.    Payment of Interest and Principal.
           ---------------------------------

           (a) Accrued interest shall be due and payable on the first day of each quarter, beginning January 1, 1997 and on the date of repayment of the Loan in full. Unless prepaid pursuant to Section 3(b) hereof, the principal of the Loan shall be repaid on the Maturity Date.

           (b) The outstanding principal amount of this Note may be prepaid by the Borrower upon notice to the Lender in whole at any time or in part from time to time without any prepayment penalty or premium; provided, that upon such payment any interest due to the date of such prepayment on such prepaid amount shall also be paid. In addition, the Borrower shall, without any notice or demand whatsoever, prepay this Subordinated Note in full upon the consummation of an initial public offering (which includes a rights offering) of any securities of the Borrower.

     4.    Subordination to Bank.  Borrower's obligations under this
           ---------------------
Subordinated Note, regardless of whether demand for payment has been made by Lender, and the lien and security interest granted pursuant to the Loan Agreement (as hereinafter defined) are subject and subordinate to Borrower's obligations to American National Bank and Trust Company of Chicago (the "Bank") and all liens and security interests granted by Borrower to the Bank in accordance with a certain Subordination Agreement between the Bank and the Lender.

     5.    Other Loan Documents.  This Subordinated Note is issued in
           --------------------
connection with, and subject to the provisions of, that certain loan and security agreement, dated the date hereof, by and between Borrower and Lender (the "Loan Agreement") and is secured by the property described in the Loan Agreement and by such other collateral as previously may have been or may in the future be granted to Lender to secure this Subordinated Note.

     6.    Method and Application of Payments.  All amounts payable hereunder
           ----------------------------------
shall be paid by Borrower in immediately available and freely transferable funds at the place designated by Lender to Borrower for such payment. All payments made on this Subordinated Note shall be applied to fees and expenses (including attorneys' fees), accrued interest and principal in any order Lender may choose, in its sole discretion.

     7.    Events of Default. Each of following events shall constitute an event
           -----------------
of default (an "Event of Default") hereunder :

           a. If Borrower shall fail to pay when due any interest or principal or any other sum payable to Lender hereunder, and such failure continues unremedied for five (5) days after the due date thereof.

           b. If any representation or warranty made by Borrower to Lender in any statement, certificate or other document including, but not limited to, the Loan Agreement or any other documents now or in the future securing the obligations of Borrower to Lender, is false, erroneous or misleading in any material respect.

           c. If Borrower shall default in the performance of any other agreement or covenant with Lender contained in any document including, but not limited to, the Loan Agreement or any other documents now or in the future securing the obligations of Borrower to Lender, and such default shall continue uncured for ten (10) days after written notice thereof to Borrower given by Lender (or, if such default cannot reasonably be cured within such ten (10) day period and Borrower is proceeding to cure with reasonable diligence, such period of time as shall be reasonably necessary to cure such default, but in no event more that thirty (30) days).

           d. If Borrower shall become insolvent, bankrupt or shall generally fail to pay its debts as such debts become due; or if Borrower shall admit in writing its inability to pay its debts; or if Borrower shall suffer a receiver or trustee for it or substantially all of its property to be appointed; or if Borrower makes an assignment for the benefit of creditors; or if proceedings under any law related to bankruptcy or insolvency or the reorganization or the release of debtors are instituted against Borrower and are not dismissed or stayed within sixty (60) days; or if a receiver or trustee for Borrower or substantially all of its property shall be appointed without Borrower's consent and such receiver or trustee shall not be discharged within sixty (60) days; or if proceedings relating to Borrower under any law related to bankruptcy or insolvency or the reorganization or the release of debtors are instituted or commenced by Borrower.

           e. A Default (as defined in the Credit Agreement as now in effect) shall have occurred or exist.

     8.    Remedies.  Upon the occurrence of any Event of Default, (a)
           --------
Borrower's right to request further advances under the Loan Agreement shall terminate, (b) interest shall automatically and without notice begin to accrue on the outstanding balance of this Note at the aforesaid interest rate plus 3%,
(c) the entire unpaid principal amount of this Subordinated Note and all unpaid interest accrued thereon shall, at the sole option of Lender upon notice to Borrower, become immediately due and payable, (d) Lender shall have the right to offset all amounts owed by Borrower hereunder against any amounts owed by Lender in any capacity to Borrower, whether or not due, and (e) Lender shall thereupon have the immediate right to exercise from time to time all rights and remedies available to Lender under the Loan Agreement or now or hereafter available at law or in equity, including the rights of a secured party under the Uniform Commercial Code, all of which shall be cumulative in nature.

     9.    Guarantee.  Without limiting the effect of the Subsidiary's joint
           ---------
and several responsibility with the Parent for all duties, obligations, and liabilities of the Borrower under this Subordinated Note and the related Loan Agreement, the Subsidiary, by executing this Subsidiary's Note, also absolutely and unconditionally guarantees, to and in favor of Lender, the prompt payment and performance of all principal, interest and other sums due and owing with respect to this Subordinated Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and the due and punctual performance of all duties, obligations, and liabilities of the Borrowers' under this Subordinated Note and the related Loan Agreement and the documents executed in connection therewith. The Subsidiary hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity, or unenforceability of any provision of this Subsidiary's Note or any other loan documents.

     10.   Miscellaneous.  Except as expressly set forth herein, Borrower
           -------------
hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by Lender. Borrower shall pay to Lender, upon demand, all costs and expenses that may be incurred by Lender in connection with the enforcement of this Subordinated Note including, without limitation, reasonable fees and expenses of Lender's counsel. Notices required to be given hereunder shall be given in accordance with the provisions of the Loan Agreement, as amended from time to time. Any failure by Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Subordinated Note shall be binding upon Lender unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the legality, validity or enforceability of the remainder hereof. This Subordinated Note shall apply to and bind the successors of Borrower and shall inure to the benefit of Lender, its successors and assigns; provided, however, that Borrower may not assign its rights and obligations under this Note without the express prior written consent of Lender. The Subordinated Note shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, Borrower, by its duly authorized officer intending to be legally bound hereby, has duly executed this Subordinated Note as of the date first written above.

                                       Diamond Technology Partners Incorporated


                                       By:______________________________
                                       Name:____________________________
                                       Title:_____________________________

                                       Diamond Partners Incorporated


                                       By:_____________________________
                                       Name:___________________________
                                       Title:____________________________